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                                                                   Exhibit 23(b)


                    [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-8 related to the Replacement Options issued pursuant to the Plan of Arrangement among Merrill Lynch & Co., Inc. and subsidiaries and Midland Walwyn Inc. of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 26, 1997.


/s/ DELOITTE & TOUCHE LLP
August 26, 1998